Exhibit 10.2

TELEPHONE AND DATA SYSTEMS, INC.
2022 LONG-TERM INCENTIVE PLAN
2024 RESTRICTED STOCK UNIT AWARD AGREEMENT

Telephone and Data Systems, Inc., a Delaware corporation (the “Company”), hereby grants to the recipient of this award (the “Employee”) as of June 11, 2024 (the “Grant Date”), a Restricted Stock Unit Award (the “Award”) with respect to the number of shares of Common Stock set forth in the “Portfolio Summary” section of the Employee’s Company on-line account with Shareworks (the “Award Summary”). The Award is granted pursuant to the provisions of the Telephone and Data Systems, Inc. 2022 Long-Term Incentive Plan, as it may be amended from time to time (the “Plan”), and is subject to the restrictions, terms and conditions set forth below. Capitalized terms not defined herein shall have the meanings specified in the Plan.

1.    Award Subject to Acceptance.

The Award shall become null and void unless the Employee accepts the Award and this Award Agreement electronically by utilizing the Employee’s Company on-line account with Shareworks, which is accessed at www.shareworks.com/login (or via such other method as prescribed by the Company).

2.    Restriction Period and Forfeiture.

(a) In General. Except as otherwise provided in this Award Agreement, the Restriction Period with respect to one-third of the shares of Common Stock subject to the Award on the Grant Date shall terminate on each of the first, second and third annual anniversaries of the Grant Date (each such date on which the Restriction Period terminates, a “Vesting Date”), provided that the Employee remains continuously employed by the Employers and Affiliates until the applicable Vesting Date. Within sixty (60) days following the applicable Vesting Date, the Company shall issue to the Employee in a single payment the shares of Common Stock subject to the Award that have ceased to be subject to the Restriction Period as of such date.

(b) Death. If the Employee’ employment with the Employers and Affiliates terminates prior to the applicable Vesting Date by reason of death, then on the date of the Employee’s death the portion of the Award outstanding at that time shall become nonforfeitable and the Restriction Period with respect to such portion of the Award shall terminate. Within sixty (60) days following the date of the Employee’s death, the Company shall issue to the Employee’s designated beneficiary in a single payment the shares of Common Stock subject to the Award at that time.

(c) Disability. If the Employee’s employment with the Employers and Affiliates terminates prior to the applicable Vesting Date by reason of Disability, then on the date of the Employee’s termination of employment the portion of the Award outstanding at that time shall become nonforfeitable and the Restriction Period with respect to such portion of the Award shall terminate. The Company shall issue the shares of Common Stock subject to the Award at that time in a single payment within sixty (60) days following the date of the Employee’s termination of employment; provided, however, that if the Award is subject to section 409A of the Code, and if the Employee is a Specified Employee as of the date of his or her termination of employment, then such payment shall be delayed until and made during the seventh calendar month following the calendar month during which the Employee’s termination of employment occurs (or, if earlier, the calendar month following the calendar month of the Employee’s death). For purposes of this Award Agreement, “Disability” shall mean a disability within the meaning of the long-term disability plan of the Employee’s Employer, as determined by the disability insurer of such plan.

(d) Retirement at or after Attainment of Age 66. If the Employee’s employment with the Employers and Affiliates terminates on or after January 1, 2025 but prior to the applicable Vesting Date by reason of retirement at or after attainment of age 66, then on the date of the Employee’s termination of employment the portion of the Award outstanding at that time shall become nonforfeitable and the Restriction Period with respect to such portion of the Award shall terminate. The Company shall issue the shares of Common Stock subject to the Award at that time in a single payment within sixty (60) days following the date of the Employee’s termination of employment; provided, however, that if the Award is subject to section 409A of the Code, and if the Employee is a Specified Employee as of the date of his or her termination of employment, then such payment shall be delayed until and made during the seventh calendar month following the calendar month during which the Employee’s termination of employment occurs (or, if earlier, the calendar month following the calendar month of the Employee’s death). If the Employee’s employment with the Employers and Affiliates terminates prior to January 1, 2025 by reason of retirement at or after attainment of age 66, then on the date of the Employee’s termination of employment the Award (to the extent then outstanding) shall be forfeited and shall be canceled by the Company.

(e) Other Termination of Employment. If the Employee’s employment with the Employers and Affiliates terminates prior to the applicable Vesting Date for any reason other than death, Disability or retirement at or after attainment of age 66 (including if the Employee’s employment is terminated prior to the applicable Vesting Date by reason of the Employee’s negligence or willful misconduct, in each case as determined by the Company in its sole discretion, irrespective of whether such termination occurs on or after the Employee attains age 66), then on the date of the Employee’s termination of employment the Award (to the extent then outstanding) shall be forfeited and shall be canceled by the Company.

(f) Forfeiture of Award and Award Gain upon Competition, Misappropriation, Solicitation or Disparagement. Notwithstanding any other provision herein, if the Employee engages in (i) Competition (as defined in this Section 2(f) below), (ii) Misappropriation (as defined in this Section 2(f) below), (iii) Solicitation (as defined in this Section 2(f) below), or (iv) Disparagement (as defined in this Section 2(f) below), then (i) on the date of such Competition, Misappropriation, Solicitation or Disparagement, the Award immediately shall be forfeited and shall be cancelled by the Company and (ii) in the event that any portion of the Award became nonforfeitable within the twelve months immediately preceding such Competition, Misappropriation, Solicitation or Disparagement, the Employee shall pay the Company, within five business days of receipt by the Employee of a written demand therefore, an amount in cash determined by multiplying the number of shares of Common Stock subject to the portion of the Award that became nonforfeitable within such period (without reduction for any shares of Common Stock withheld by the Company pursuant to Section 4.3) by the Fair Market Value of a share of Common Stock on the date that such portion of the Award was paid. The Employee acknowledges and agrees that the Award, by encouraging stock ownership and thereby increasing an employee’s proprietary interest in the Company’s success, is intended as an incentive to participating employees to remain in the employ of the Employers or an Affiliate. The Employee acknowledges and agrees that this Section 2(f) is therefore fair and reasonable, and not a penalty.

The Employee may be released from the Employee’s obligations under this Section 2(f) only if and to the extent the Committee determines in its sole discretion that such release is in the best interests of the Company. Moreover, the provisions of Section 2(f)(i) (with respect to the Employee’s engagement in Competition) and 2(f)(iii) (with respect to the Employee’s engagement in Solicitation) are inapplicable and will not be enforced against the Employee if the Employee regularly performed services for the Employers in California or, regardless of where this Award Agreement was signed or where the Employee regularly performed services for the Employers, if these sections would have the effect of prohibiting the Employee from seeking or obtaining work in California.

The Employee agrees that by accepting this Award Agreement the Employee authorizes the Employers and any Affiliate to deduct any amount owed by the Employee pursuant to this Section 2(f) from any amount payable by the Employers or any Affiliate to the Employee, including, without limitation, any amount payable to the Employee as salary, wages, vacation pay or bonus as allowed under state law. The Employee further agrees to execute any documents at the time of setoff required by the Employers and any Affiliate in order to effectuate the setoff. This right of setoff shall not be an exclusive remedy (the Company shall be entitled to any other remedy permitted under applicable law) and an Employer’s or an Affiliate’s election not to exercise this right of setoff with respect to any amount payable to the Employee shall not constitute a waiver of this right of setoff with respect to any other amount payable to the Employee or any other remedy. Should the Company institute a legal action against the Employee to recover the amounts due, the Employee agrees to reimburse the Company for its reasonable attorneys’ fees and litigation costs incurred in recovering such amounts from the Employee.

For purposes of this Award Agreement, “Competition” shall mean that the Employee, directly or indirectly, individually or in conjunction with any Person, during the Employee’s employment with the Employers and the Affiliates and for the twelve months after the termination of that employment for any reason, other than on any Employer’s or Affiliate’s behalf (i) has contact with, or provides any information to a third party in connection with its or their direct or indirect solicitation of, any customer or prospective customer of an Employer or Affiliate with whom the Employee had contact during the one year period immediately prior to termination of the Employee’s employment which has been contacted or solicited by or on behalf of an Employer or Affiliate, for the purpose of soliciting or selling to such customer or prospective customer the same or a similar (such that it could substitute for) product or service provided by an Employer or Affiliate during the Employee’s employment with the Employers and Affiliates; or (ii) works for any provider of wireless (including any wireless carrier holding a license granted by the Federal Communications Commission, as well as any reseller or mobile virtual network operator), telephone, broadband or information technology products or services in the same or similar role for which the Employee worked for any Employer or Affiliate or which is likely to require utilizing any Confidential Information (as defined below) acquired while employed by any Employer or Affiliate in any market within the continental United States in which an Employer or Affiliate provided such products or services during the Employee’s employment with an Employer or Affiliate or had plans to do so within the twelve month period immediately following the Employee’s termination of employment. “Work for” includes the provision of services, whether paid or unpaid, as an employee, officer, director, consultant or advisor.

For purposes of this Award Agreement, “Misappropriation” shall mean that the Employee (i) uses Confidential Information (as defined below) for the benefit of anyone other than the Employers or an Affiliate, as the case may be, or discloses the Confidential Information to anyone not authorized by the Employers or an Affiliate, as the case may be, to receive such information; (ii) upon termination of employment, makes any summaries of, takes any notes with respect to or memorizes any Confidential Information or takes any Confidential Information or reproductions thereof from the facilities of the Employers or an Affiliate or (iii) upon termination of employment or upon the request of the Employers or an Affiliate, fails to return all Confidential Information then in the Employee’s possession. For the avoidance of doubt, “Misappropriation” does not include disclosure of Confidential Information in the reporting of any allegations of unlawful conduct to any governmental official for investigation, including by filing a charge or complaint with any federal, state or local governmental agency or commission, such as the U.S. Securities and Exchange Commission, or by participating in any such agency or commission’s investigation without notice to the Employer, or to an attorney, provided that the Employee informs the official, agency, commission or attorney that the Employers and/or Affiliates deem the information to be confidential. The Employee may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (a) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney, and provided that such disclosure is solely for the purpose of reporting or investigating a suspected violation of the law, or (b) in a complaint or other document filed in a lawsuit or other proceeding, provided that such filing is made under seal. Additionally, in the event the Employee files a lawsuit against the Employer for retaliation by the Employer against the Employee for reporting a suspected violation of law, the Employee has the right to provide trade secret information to their attorney and use the trade secret information in the court proceeding, although the Employee must file any document containing the trade secret under seal and may not disclose the trade secret, except pursuant to court order.

“Confidential Information” shall mean any information that the Employee learns or develops during the course of employment with an Employer or Affiliate that gives the Employer or any Affiliate a commercial advantage over a competitor that does not have such information and/or information that is not generally known to Persons outside the Employer or Affiliate, regardless of whether it is labeled confidential. Such information includes, but is not limited to, any confidential and proprietary drawings, reports, sales and training manuals, customer lists, computer programs and other material embodying trade secrets or confidential technical, business, or financial information of any Employer or an Affiliate. Confidential Information also includes information of third parties for which an Employer or Affiliate has accepted obligations of confidentiality. Nothing in this Award Agreement shall be interpreted or applied in a way that interferes with the Employee’s legal right to engage in Section 7 activities under the National Labor Relations Act as well as any right to make truthful statements or disclosures regarding wages, hours and/or other terms and conditions of employment, which may be subject to an enforceable non-disclosure or confidentiality obligation pursuant to some other contract, policy, or arrangement or applicable law.

For purposes of this Award Agreement, “Solicitation” shall mean that the Employee, directly or indirectly, individually or in conjunction with any Person, during the Employee’s employment with the Employers and the Affiliates and for the twelve months after the termination of that employment for any reason, other than on any Employer’s or Affiliate’s behalf, solicits, induces or encourages (or attempts to solicit, induce or encourage) any individual away from any Employer’s or Affiliate’s employ or from the faithful discharge of such individual’s contractual and fiduciary obligations to serve the Employers’ and Affiliates’ interests with undivided loyalty.

For purposes of this Award Agreement, “Disparagement” shall mean that the Employee has made a material statement (whether oral, written or electronic), or released any material information or encouraged others to make such a statement or release such information to any Person other than to an officer of an Employer or an Affiliate that, if the Employee is considered a supervisor under the National Labor Relations Act, is designed to embarrass, disparage or demean an Employer, an Affiliate, or any of their respective owners, directors, officers, employees, products or services, or if the Employee is not considered a supervisor under the National Labor Relations Act, is so disloyal, reckless or maliciously untrue as to lose its status as protected activity, including under the National Labor Relations Act, about an Employer, an Affiliate, or any of their respective owners, directors, officers, employees, products or services. For the avoidance of doubt, “Disparagement” does not include making truthful statements (i) when required by legal process to do so by a court of law, (ii) to any governmental agency having supervisory authority over the business of an Employer or Affiliate, or (iii) when required by any administrative or legislative body (including a committee thereof) with the jurisdiction to order the Employee to divulge, disclose or make accessible such information.

3.    Change in Control.

The treatment of the Award in connection with a Change in Control shall be governed by Section 7.9 of the Plan.

4.    Additional Terms and Conditions of Award.

4.1.    Transferability of Award. Except (i) to a beneficiary upon the Employee’s death (as designated in such form prescribed by the Company or pursuant to the terms of the Plan, and which may be designated on both a primary and contingent basis) or (ii) pursuant to a court order entered in connection with a dissolution of marriage or child support, the Award may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Award, the Award and all rights hereunder shall immediately become null and void.

4.2.    Investment Representation. The Employee hereby represents and covenants that (a) any shares of Common Stock acquired upon the lapse of restrictions with respect to the Award will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such acquisition has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Employee shall submit a written statement, in a form satisfactory to the Company, to the effect that such representation is true and correct as of the date of acquisition of any shares hereunder or is true and correct as of the date of sale of any such shares, as applicable. As a condition precedent to the issuance or delivery to the Employee of any shares subject to the Award, the Employee shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, shall execute any documents which the Committee shall in its sole discretion deem necessary or advisable.

4.3.    Tax Withholding. (a) The Employee timely shall pay to the Company such amount as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the “Required Tax Payments”) with respect to the Award. If the Employee shall fail to timely advance the Required Tax Payments, the Company or any Affiliate may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company or such Affiliate to the Employee as allowed under state law.

(b) The Employee may elect to satisfy his or her obligation to advance the Required Tax Payments by any of the following means: (1) a cash payment to the Company, (2) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered to the Employee pursuant to the Award, the Fair Market Value of which shall be determined as of the date the obligation to withhold or pay taxes arises in connection with the Award or (3) any combination of (1) and (2). Shares of Common Stock to be withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate; provided, however, that the number of shares to be withheld to satisfy the Required Tax Payments shall be rounded up to the nearest whole share, and the Company shall reimburse the Employee in cash for any such excess tax withholding as soon as practicable thereafter. The Employee hereby authorizes the Company or any Affiliate to deduct any unpaid amount of Required Tax Payments, including any employment taxes owed prior to the date that the Restriction Period with respect to the Award terminates, from any amount payable by the Company or such Affiliate to the Employee, including without limitation any amount payable to the Employee as salary or wages as allowed under state law. The Employee agrees that the authorization set forth in this Section 4.3(b) with respect to deductions from future amounts payable may be reauthorized via electronic means determined by the Company. The Employee may revoke this authorization by written notice to the Company prior to any such deduction.

4.4.    Award Confers No Rights as a Stockholder. The Employee shall not be entitled to any privileges of ownership with respect to the shares of Common Stock subject to the Award unless and until the restrictions on the Award lapse and the shares are issued and the Employee becomes a stockholder of record with respect to such shares.

4.5.    Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation or any successor or replacement accounting standard) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary cash dividend, the terms of the Award, including the number and class of securities subject to the Award, shall be appropriately adjusted by the Committee. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such adjustment described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of participants. In either case, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

4.6.    Compliance with Applicable Law. The Award is subject to the condition that if the listing, registration or qualification of the shares of Common Stock subject to the Award upon any securities exchange or under any law, the consent or approval of any governmental body or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares, such shares will not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.

4.7.    Delivery of Shares. On the date of payment of the Award, the Company shall deliver or cause to be delivered to the Employee the shares of Common Stock subject to the Award. The holder of the Award shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, unless the Company in its discretion elects to make such payment.

4.8.    Award Confers No Rights to Continued Employment or Service. In no event shall the granting of the Award or the acceptance of this Award Agreement and the Award by the Employee give or be deemed to give the Employee any right to continued employment by or service with any Employer or any subsidiary or affiliate of an Employer.

4.9.    Decisions of Committee. The Committee or its delegate shall have the right to resolve all questions which may arise in connection with the Award. Any interpretation, determination or other action made or taken by the Committee or its delegate regarding the Award, the Plan, this Award Agreement or the Award Summary shall be final, binding and conclusive.

4.10.    Award Agreement and Award Summary Subject to the Plan. This Award Agreement and the Award Summary are subject to the provisions of the Plan and shall be interpreted in accordance therewith. The Employee hereby acknowledges receipt of a copy of the Plan.

4.11.    Award Subject to Clawback. The Award and any shares of Common Stock delivered pursuant to the Award are subject to forfeiture, recovery by the Company or other action pursuant to the Company’s Policy on Recoupment and Forfeiture of Incentive Compensation, and any other clawback or recoupment policy which the Company may adopt from time to time.

5.    Miscellaneous Provisions.

5.1.    Successors. This Award Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any Person or Persons who shall acquire any rights hereunder in accordance with this Award Agreement or the Plan.

5.2.    Notices. All notices, requests or other communications provided for in this Award Agreement shall be made in writing either (a) by actual delivery to the party entitled thereto, (b) by mailing in the United States mail to the last known address of the party entitled thereto, via certified or registered mail, postage prepaid and return receipt requested, (c) by telecopy with confirmation of receipt or (d) by electronic mail, utilizing notice of undelivered electronic mail features. The notice, request or other communication shall be deemed to be received (a) in case of delivery, on the date of its actual receipt by the party entitled thereto, (b) in case of mailing by certified or registered mail, five days following the date of such mailing, (c) in case of telecopy, on the date of confirmation of receipt and (d) in case of electronic mail, on the date of mailing, but only if a notice of undelivered electronic mail is not received.

5.3.    Governing Law. The Award, this Award Agreement, the Award Summary and the Plan, and all determinations made and actions taken pursuant thereto, to the extent otherwise not governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without regard to principles of conflicts of laws.

5.4.    Modification and Severability. It is the intention of the parties that if any term, restriction, covenant, or promise in this Award Agreement is found to be invalid, illegal or unenforceable in any respect, then such term, restriction, covenant, or promise shall be modified to the minimum extent necessary to make it valid, legal and enforceable. The parties agree that in the event that any part of this Award Agreement shall be declared invalid, it shall not affect the validity of any of the remaining terms or provisions of this Award Agreement. The restrictive covenants and agreements of the Employee related thereto shall survive the termination of this Award Agreement for any reason.

5.5.    Consideration of Award Agreement. The Employee hereby acknowledges that the Employee has been provided at least fourteen (14) days within which to consider this Award Agreement and has been advised in writing that the Employee should consult an attorney prior to accepting it. The Employee further acknowledges that the Employee has carefully read and fully understands this Award Agreement in its entirety, has reviewed this Award Agreement with individuals of the Employee’s own choosing, and that the Employee has entered into this Award Agreement knowingly and voluntarily, and intends to be bound thereby.

5.6.    Amendment and Waiver.  The Company may amend or waive the provisions of this Award Agreement at any time; provided, however, that in the event of any such amendment or waiver that would materially impair the rights of the Employee, such amendment or waiver shall be effective only with the written agreement of the Employee.  No course of conduct or failure or delay in enforcing the provisions of this Award Agreement shall affect the validity, binding effect or enforceability of this Award Agreement.

5.7. Compliance with Section 409A of the Code. If the Award is subject to section 409A of the Code, then for any purpose required under section 409A of the Code, all references herein to “termination of employment” or similar references shall mean Separation from Service. It is intended that the Award, this Award Agreement, the Award Summary and the Plan be exempt from the requirements of section 409A of the Code to the maximum extent permissible under law. To the extent section 409A of the Code applies to the Award, this Award Agreement, the Award Summary and/or the Plan, it is intended that the Award, this Award Agreement, the Award Summary and the Plan comply with the requirements of section 409A of the Code to the maximum extent permissible under law. The Award, this Award Agreement, the Award Summary and the Plan shall be administered and interpreted in a manner consistent with this intent. In the event that the Award, this Award Agreement, the Award Summary or the Plan does not comply with section 409A of the Code (to the extent applicable thereto), the Company shall have the authority to amend the terms of the Award, this Award Agreement, the Award Summary or the Plan (which amendment may be retroactive to the extent permitted by section 409A of the Code and may be made by the Company without the consent of the Employee) to avoid taxes and other penalties under section 409A of the Code, to the extent possible. Notwithstanding the foregoing, no particular tax result for the Employee with respect to any income recognized by the Employee in connection with the Award, this Award Agreement and the Award Summary is guaranteed, and the Employee solely shall be responsible for any taxes, penalties, interest or other losses or expenses incurred by the Employee in connection with the Award, this Award Agreement and the Award Summary.

TELEPHONE AND DATA SYSTEMS, INC.

By:
	Name:	LeRoy T. Carlson, Jr.
	Title:	President and Chief Executive Officer

Accept grant electronically in SHAREWORKS account at https://www.shareworks.com/login (or via such other method as prescribed by the Company)

IMPORTANT NOTICE--PLEASE READ
You must have a beneficiary designation form on file submitted in hard copy or scanned electronic copy form to:

• TDS Madison Compensation Department or TDS Telecom Compensation Department

The form may be printed from your Shareworks account at www.shareworks.com/login under the “Documents” tab (or via such other method as prescribed by the Company). A single beneficiary designation form is maintained for all of your stock options, restricted stock units and performance share awards granted under the Plan. You also may elect at any time to change a previously-designated beneficiary for your stock options, restricted stock units and performance share awards by completing and submitting a new beneficiary designation form in accordance with procedures prescribed by the Company.